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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         AUGUST 5, 2008


                         HI-SHEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                     001-12810                 22-2535743
   (State or other                 (Commission              (I.R.S. Employer
     jurisdiction                  File Number)            Identification No.)
   of incorporation)

                     24225 GARNIER STREET
                     TORRANCE, CALIFORNIA                    90505-5355
           (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:      (310) 784-2100


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ITEM 8.01     OTHER EVENTS

Litigation Update

As discussed most recently in our Form 10-Q for the quarter ended February 29, 2008, in November 2000, Hi-Shear filed suit against United Space Alliance, LLC, a Delaware limited liability company ("Alliance"), and USBI Co., a Delaware corporation ("USBI"), in the Circuit Court of the Eighteenth Judicial Circuit, Brevard County, Florida. Hi-Shear sought to recover damages in excess of $1,500,000, excluding interest, costs, and attorneys' fees, alleging Alliance and USBI breached contracts for Hi-Shear to manufacture and deliver certain hardware for use on the Space Shuttle. Hi-Shear also sought damages based on claims alleging that Alliance and USBI fraudulently induced Hi-Shear to enter into certain contracts to manufacture and deliver certain hardware for use on the Space Shuttle. In addition, Hi-Shear sought damages for claims that defendants misappropriated Hi-Shear's proprietary information and/or trade secrets in certain technical data and information. Hi-Shear also alleged a claim for a declaratory judgment.

Alliance subsequently filed a counterclaim seeking damages of over $450,000, excluding interest, costs, and attorneys' fees, alleging Hi-Shear breached its contracts to manufacture and deliver certain hardware for use on the Space Shuttle. Alliance also alleged a claim for conversion and an accounting relating to certain items of alleged government furnished equipment, and a claim for a declaratory judgment. As part of its defense in the litigation, Alliance claimed that it was coerced through duress to enter into a contract with Hi-Shear where Hi-Shear was the qualified successful lowest bidder. In addition, Alliance demanded that Hi-Shear ship uncertified flight hardware to it for use on the United States Space Shuttle, ahead of its normal certification schedule. USBI did not file a counterclaim against the Company.

In July 2004, Hi-Shear filed a separate but related suit against Pacific Scientific Energetic Materials Company, a Delaware corporation, in the Circuit Court of the Eighteenth Judicial Circuit, Brevard County, Florida. Hi-Shear sought to recover damages, alleging that defendant misappropriated Hi-Shear's proprietary information and/or trade secrets in certain technical data and information, conspired to misappropriate trade secrets, and interfered with Hi-Shear's advantageous business relationships. After defendant filed, and the court ruled on, a motion to dismiss, and Hi-Shear filed an amended complaint against Pacific Scientific, the court entered an order staying all further proceedings in the case until the appeals from the suit between Hi-Shear and Alliance and USBI are resolved, and the court enters a subsequent order lifting the stay.

Prior to the trial between Hi-Shear, Alliance, and USBI, the court made legal rulings that the Company did not have trade secrets in certain technical data and information, which the Company alleged had been misappropriated by Alliance and USBI. As a result, the court granted in part Alliance's and USBI's motions for summary judgment on that issue. Prior to trial, the court also made legal rulings that USBI did not fraudulently induce Hi-Shear to enter into a contract to manufacture and deliver certain flight hardware for use on the Space Shuttle. As a result, the court granted Alliance's and USBI's motions for summary judgment on that issue.

Trial before a jury of Hi-Shear's remaining claims against Alliance and USBI, and Alliance's counterclaim against Hi-Shear, commenced on July 5, 2005 in Titusville, Florida. Shortly after the trial began, the court made additional legal rulings, which resulted in its granting the remainder of Alliance's and USBI's motions for summary judgment on the trade secrets issues. As a consequence of those rulings and based on their circumstances, Hi-Shear dismissed its remaining claims against USBI. As a result, USBI was no longer a participant in the trial.

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The jury trial continued through September 2, 2005. Some of Hi-Shear's claims were disposed of by the court based on legal rulings made during the course of trial. Of the remaining claims that the jury was asked to decide, the jury rendered a verdict in favor of Hi-Shear on one of its breach of contract claims, and awarded the Company damages of $57,781, exclusive of interest, costs, and attorneys' fees. The jury found in favor of Alliance on Hi-Shear's remaining breach of contract claims and thus awarded Hi-Shear no damages on those claims. The jury also found in favor of Alliance on its counterclaim for breach of contracts but awarded it no damages. In addition, the jury determined that Hi-Shear converted certain government furnished equipment pursuant to Alliance's conversion counterclaim.

In August 2005, the court entered final judgment on Hi-Shear's claims against USBI. After hearing and denying post-trial motions by both Hi-Shear and Alliance, in May 2006 the court entered final judgment on Hi-Shear's and Alliance's respective claims against each other.

In September 2005, Hi-Shear appealed the final judgment entered on its claims against USBI to Florida's Fifth District Court of Appeal. Alliance participated in that appeal as an appellee based on its having joined in the trade secrets and fraudulent inducement summary judgment motions at the trial level. In February 2007, after hearing oral argument, the court of appeal affirmed the trial court's rulings and final judgment in favor of USBI. The appellate court denied motions by Hi-Shear and Alliance to recover attorneys' fees incurred on appeal.

In June 2006, Hi-Shear appealed the final judgment entered on its claims against Alliance, and Alliance's counterclaims against Hi-Shear, to Florida's Fifth District Court of Appeal challenging the legal basis of the lower court's final judgment including the amounts of the recovery of Hi-Shear's damages on contracts for manufactured components and other claims at trial. The appeal encompasses issues evident throughout the court proceedings, including the legal basis of the trial court's judgments and questionable adverse rulings by the court during the entire course of the trial. Alliance has filed its cross-appeal, parties' briefs on appeal have been filed, and the oral arguments to the appellate court were completed on June 25, 2008. The Florida Fifth District Court of Appeal will issue its decision regarding this appeal in due course. The Company is not able to estimate when the decision will be issued.

In the final judgments, the trial court retained jurisdiction to consider motions by the parties to recover attorneys' fees and litigation costs. In December 2006, the trial court entered an order denying Hi-Shear's motion for entitlement to recover its attorneys' fees and costs from Alliance, even though Hi-Shear was the only party to have been awarded damages by the jury. In that same order, the court determined that instead, Alliance had prevailed on its claims for breach of three of four contracts and thus was entitled to recover from Hi-Shear its reasonable attorneys' fees incurred relating to count I of its counterclaim against Hi-Shear for breach of contracts. The court also ordered that both Alliance and USBI were entitled to recover their respective litigation costs from Hi-Shear. Alliance has claimed the amount of reasonable attorneys' fees it should recover from Hi-Shear is approximately $2,900,000, and the amount of litigation costs it should recover from Hi-Shear is approximately $453,000. USBI has claimed the amount of litigation costs it should recover from Hi-Shear is approximately $48,000. Hi-Shear has opposed these claims, believing that the amounts sought by Alliance and USBI are excessive.

On March 13-14, 2008, the trial court held an evidentiary hearing on the amount of reasonable attorneys' fees to be awarded to Alliance. At the hearing, Hi-Shear offered evidence and expert testimony to establish that alliance's request for reasonable attorneys' fees and costs are excessive and that they should not have exceeded approximately $400,000. The trial court also issued an order requiring memoranda of law by the parties on the amount of costs to be awarded to Alliance and USBI.

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On July 28, 2008, the trial court sent a letter to Alliance's attorneys asking them to prepare a form of order regarding attorneys' fees. Hi-Shear received a copy of the letter on July 31, 2008. The letter does not specify the final amount of attorneys' fees to be awarded, and it indicates that an additional hearing will be required on specific issues. However, the letter also indicates that the trial court will make favorable rulings for Alliance on several issues, and it appears that the trial court may award to Alliance the preponderance of the attorneys' fees it seeks. The trial court has not yet issued a ruling on, and the court's letter does not address the amount of taxable costs that Alliance and USBI are entitled to recover.

The final outcome of Hi-Shear's pending appeal and Alliance's pending cross-appeal may have an effect on the award of attorney fees and costs to Alliance. Although Hi-Shear believes that it will prevail on its appeal and that the trial court's order that it pay Alliance's attorneys' fees and costs will be reversed. Hi-Shear believes that it is appropriate under generally accepted accounting principles to revise upward its accrual for liabilities associated with the litigation in the year ended May 31, 2008. Although Hi-Shear is unable to determine the precise amount of attorney fees that will be awarded at this time, and it believes that it is appropriate under generally accepted accounting principles to revise its accrual for its year ended May 31, 2008, based on an estimate of the fee descriptions contained in the court's letter.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HI-SHEAR TECHNOLOGY CORP.


Dated: August 5, 2008                        By:  /s/ George W. Trahan
                                                ------------------------------
                                                George W. Trahan, President,
                                                Chief Executive Officer and
                                                Co-Chairman